UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2025

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

10845 Griffith Peak Drive, Suite 200

Las Vegas, Nevada 89135

(Address of principal executive offices, including ZIP code)

(833) 565-0550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry Into Material Definitive Agreement.

On February 7, 2025, GAN Limited, a Bermuda exempted company limited by shares (the “Company”), entered into a Second Amendment to Agreement and Plan of Merger (the “Amendment”) with SEGA SAMMY CREATION INC., a Japanese corporation (“Parent”), and Arc Bermuda Limited, a Bermuda exempted company limited by shares and a wholly-owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of SEGA SAMMY HOLDINGS, INC.

The Amendment relates to the Agreement and Plan of Merger dated November 7, 2023 (the “Merger Agreement”) among Parent, Merger Sub and the Company, pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of Parent (the “Merger”).

The Amendment revises Section 9.1(e) of the Merger Agreement to extend the “End Date” from February 7, 2025 to May 31, 2025. The End Date is the date on which a non-breaching party can elect to terminate the Merger Agreement by notice to the other party, if the closing has not yet occurred. The parties have entered into the Amendment to give them additional time to complete the process of securing necessary approvals from regulatory gaming authorities. Except for the revision to Section 9.1(e), the terms and conditions of the Merger Agreement remain unchanged.

A copy of the Amendment is attached as Exhibit 2.1 to this report and is incorporated by reference. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment.

In connection with the amendment, the Company issued a press release dated February 7, 2025, a copy of which is attached as Exhibit 99.1 to this report and is incorporated by reference.

Forward-Looking Statements

Certain information contained in this report consists of forward-looking statements for purposes of the federal securities law that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “would,” “may,” “intends,” “potential,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will satisfy the closing conditions to the Merger, including obtaining the approval of the merger and change in control of GAN by certain gaming authorities. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s filings with the SEC, including its proxy statement filed with the SEC on January 9, 2024. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Second Amendment to Agreement and Plan of Merger dated February 7, 2025 among SEGA SAMMY CREATION INC., Inc., Arc Bermuda Limited and the Company.

99.1	Press Release dated February 7, 2025 regarding Second Amendment to Merger Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: February 7, 2025	By:	/s/ Seamus McGill
Seamus McGill
Chief Executive Officer

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